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                                                                       EXHIBIT 5

                                          March 24, 1998

Premier Parks Inc.
122 East 42nd Street
New York, New York 10168

       Re: Registration Statement on Form S-3
            (File No. 333-46167)
            -------------------------------------------

Gentlemen:

    We refer to the above-captioned registration statement (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act") filed by Premier Parks Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission, in connection with its offering of (i)
$     million in aggregate principal amount at maturity of its    % Senior
Discount Notes (the "Company Senior Discount Notes") due 2008 and (ii) $280
million in aggregate principal amount at maturity of its    % Senior Notes (the
"Company Senior Notes" and, together with the Company Senior Discount Notes, the "Company Notes") due 2006. Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Registration Statement.

    In connection with the foregoing, we have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity and accuracy of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified copies or photocopies and the authenticity of such latter documents.

    Based on our examination mentioned above, and such other investigation as we have deemed necessary, we are of the opinion that the Company Notes to be issued by the Company pursuant to the Registration Statement and in accordance with the terms of the applicable Indenture, will, upon issuance and authentication by the trustee under such applicable Indenture, be legally issued, fully paid and non-assessable and constitute binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder, or that we are "experts" within the meaning of the Securities Act or the rules and regulations promulgated thereunder.

                                          Very truly yours,